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EXHIBIT 11.  COMPUTATION OF PER SHARE EARNINGS


The computation of net income per share for the three and nine months ended
September 30, 1994 and 1993 is as follows:   (000's omitted except per share
amounts)


                                                      THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                         SEPTEMBER 30,                       SEPTEMBER 30,
                                                -------------------------------         ---------------------------
                                                   1994                1993                1994             1993
                                                ----------          -----------         -----------       ---------
PRIMARY
- - -------

Net income                                        $10,057              $ 6,918            $23,666          $13,745
                                                  =======              =======            =======          =======

Average common shares outstanding                  20,494               19,722             20,376           19,786
Dilutive common equivalent shares
  issuable upon the exercise of
  options currently outstanding to
  purchase common shares                              767                  391                575              425
                                                  -------              -------            -------          -------
                                                   21,261               20,113             20,951           20,211
                                                  =======              =======            =======          =======
Net income per share                                 $.47                 $.34              $1.13             $.68
                                                  =======              =======            =======          =======

FULLY DILUTED
- - -------------

Net income                                        $10,057              $ 6,918            $23,666          $13,745
                                                  =======              =======            =======          =======
Average common shares outstanding                  20,494               19,722             20,376           19,786
Dilutive common equivalent shares
  issuable upon the exercise of options
  currently outstanding to purchase
  common shares                                       767                  391                575              425
                                                  -------              -------            -------          -------
                                                   21,261               20,113             20,951           20,211
                                                  =======              =======            =======          =======
Net income per share                                 $.47                 $.34              $1.13             $.68
                                                  =======              =======            =======          =======






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